UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
ReSearch Pharmaceutical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52981	20-4322769

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Virginia Drive, Fort Washington, PA	19034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 540-0700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 28, 2010, we entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Steven Bell, our Executive Vice President, Finance and Chief Financial Officer, effective immediately, and superseding and preempting all prior employment agreements. The Compensation Committee of our Board of Directors (the “Compensation Committee”) approved the Employment Agreement prior to its execution.
Under the Employment Agreement, Mr. Bell will continue to serve as our Executive Vice President, Finance and Chief Financial Officer until April 26, 2011, and his employment term will be automatically renewed for successive one year periods thereafter unless terminated in writing by us or Mr. Bell. During the term of his employment, Mr. Bell shall be entitled to receive a base salary of $310,000 per year or such higher rate as the Compensation Committee may determine, and Mr. Bell is eligible to participate in all benefit plans offered by us to our executives or employees generally, and to receive an annual bonus in an amount as determined by the Compensation Committee.
Other than in the event of a Change of Control (as defined in the Employment Agreement), if we terminate Mr. Bell’s employment without Cause (as defined in the Employment Agreement) or by electing to not renew the Employment Agreement prior to the end of the initial term or any renewal thereof, or Mr. Bell terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Bell will be entitled to receive his base salary and benefits for a period of 18 months following termination, as well as any earned but unpaid bonus. In the event of a Change of Control, if Mr. Bell is terminated without Cause or terminates his employment for Good Reason, Mr. Bell will be entitled to receive his base salary and benefits for a period of 24 months following termination, as well as any earned but unpaid bonus. If the Employment Agreement is terminated by us for Cause, by Mr. Bell without Good Reason, or due to Mr. Bell’s death or permanent disability, Mr. Bell is entitled to receive his base salary through the date of termination.
The Employment Agreement contains customary agreements and representations by Mr. Bell regarding confidentiality, assignment of inventions, and non-competition.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, attached hereto as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.
The information contained in Item 1.01 above is herein incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information contained in Item 1.01 above is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1      Amended and Restated Employment Agreement.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	ReSearch Pharmaceutical Services, Inc.
	By:	/s/ Steven Bell
Steven Bell
Executive Vice President, Finance Chief Financial Officer, Secretary, and Treasurer